UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017 (June 22, 2017)

XL GROUP LTD
(Exact name of registrant as specified in its charter)

Bermuda	1-10804	98-1304974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, One Bermudiana Road, Hamilton, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (441) 292-8515

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

 On June 22, 2017, XL Group Ltd (the “Company”) and XLIT Ltd. (“XL-Cayman”), a wholly-owned subsidiary of the Company, entered into an underwriting agreement (the “Underwriting Agreement”), with Barclays Bank PLC, Credit Suisse Securities (Europe) Limited, Goldman Sachs & Co. LLC and HSBC Bank plc, as representatives of the several underwriters named therein, in connection with the sale of €500,000,000 aggregate principal amount of Fixed to Floating Rate Subordinated Notes due 2047, to be issued by XL-Cayman, and fully and unconditionally guaranteed by the Company. The Underwriting Agreement contains customary representations, warranties and agreements of XL-Cayman and the Company, conditions to closing of the offering and certain indemnification rights and obligations of the parties.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated June 22, 2017, among XL-Cayman, the Company and Barclays Bank PLC, Credit Suisse Securities (Europe) Limited, Goldman Sachs & Co. LLC and HSBC Bank plc, as representatives of the several underwriters named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     June 27, 2017
XL Group Ltd
(Registrant)

By:	/s/ Kirstin Gould

Name:	Kirstin Gould

Title:	General Counsel and Secretary